UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MEDLEY CAPITAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 16, 2019

Brook Taube

Chief Executive Officer

Medley Capital Corp.

280 Park Avenue, 6th Floor East

New York, 10017

Dear Medley Capital Stockholder:

I would like to take a moment to respond to some of the frequently asked questions we have been receiving regarding the proposed merger between Medley Capital Corporation (“MCC”) and Sierra Income Corporation (“Sierra”), and Sierra’s acquisition of Medley Management Inc. (“MDLY”), and explain why MCC’s Board of Directors and the special committee comprised solely of its independent directors (the “Special Committee”) believe the MCC merger is in your best interests.

WHAT IS THE RATIONALE FOR THIS TRANSACTION AND WHY SHOULD YOU VOTE FOR IT?

The mergers will create a new investment management firm with significant scale and approximately $4.8 billion1 in assets under management that is well-positioned for sustainable and profitable growth.

Specifically, the Mergers are expected to:

●	Increase earnings and your distribution for the twelve months following the Mergers;

●	Create the second largest internally-managed business development company (“BDC”);

●	Enhance liquidity for stockholders with potential for index inclusion;

●	Strengthen the combined company’s balance sheet and improve portfolio diversification;

●	Streamline corporate structure and reduce operating costs; and

●	Position the business to capture premium valuation as internally managed BDCs have traded at a premium price to net asset value multiple vs externally managed BDCs of 64.7%, 63.3% and 59.3% over a one-, three- and five-year period, respectively.[2]

[1]	As of September 30, 2018.

Source: Management, Joint Proxy Statement/Prospectus, MCC filings, Sierra filings.

[2]	Based on Bloomberg, CapitalIQ and IBES as of January 2, 2019. Externally-managed BDCs include: BKCC, CPTA, FDUS, GAIN, MRCC, OCSI, SUNS, TCRD, TPVG (defined as externally-managed BDCs with $500 million - $1 billion in total assets); Internally-managed BDCs include: MAIN and HTGC.

IS THIS TRANSACTION ACCRETIVE? WILL IT PROTECT OR INCREASE MY DISTRIBUTION?

This transaction is expected to be highly accretive to MCC earnings and result in distributions for stockholders that may increase over time. In fact, while there can be no assurances, MCC stockholders are expected to receive a 30% increase in monthly distributions following the close of the transaction, as the combined company’s new structure allows you to benefit from certain expected operational efficiencies and an expected lower cost of capital.

WHAT WILL THE NEW COMBINED COMPANY LOOK LIKE FOLLOWING THE TRANSACTION? HOW WILL IT ENHANCE MY INVESTMENT?

The combined company is expected to have the following attributes:

●	$2 billion of assets on its balance sheet with more than $1.1 billion of net asset value and a large asset management subsidiary that we believe is well-positioned for future growth[3];

●	Significantly greater market capitalization and potentially increased liquidity;

●	Increased size and diversification of the combined portfolio, which we believe will provide broader access to the capital markets and lower costs of capital;

●	Expanded solutions for borrowers and partners and a greater array of financing options;

●	Improved credit quality expected as measured by non-accruing loans; and

●	Stronger alignment between management and stockholders, with five of six directors being independent.

[2]	As disclosed in MCC’s Proxy Statement, Sierra expects the Combined Company’s distribution for the first twelve months following the closing of the Mergers will be $0.055 per share per month, which will consist of a regular base distribution per share of $0.045 and a supplementary distribution per share of $0.010. However, the combined company’s board of directors, in its sole discretion, will determine the amount of cash to be distributed to the Combined Company’s stockholders based on various factors including, but not limited to, its results of operations, cash flow and capital requirements, economic conditions, tax considerations, borrowing capacity and other factors, including debt covenant restrictions that may impose limitations on cash payments, future acquisitions and divestitures and any stock repurchase program. Consequently, the Combined Company’s distribution levels may not be as disclosed and may fluctuate.
[3]	As of September 30, 2018.

WHY IS THIS TRANSACTION IN THE BEST INTERESTS OF ALL STOCKHOLDERS?

This transaction is the outcome of a comprehensive, independent process to maximize value for all stockholders. Based upon the recommendation of its respective Special Committee, the Boards of Directors for MCC, Sierra and MDLY unanimously recommend that its respective stockholders vote “FOR” the MCC merger and MDLY merger, as applicable.

In forming its Special Committee, MCC’s Board of Directors granted the Special Committee broad authority to consider all available alternatives. As part of its evaluation, the MCC Special Committee considered the financial terms, risks/challenges, timing and uncertainties of standalone alternatives available to MCC. The MCC Special Committee determined that the proposed MCC merger was in the best interests of MCC Stockholders and unanimously recommended that the MCC Board approve the MCC merger agreement and the transactions contemplated thereby, including the MCC merger.

Importantly, management will roll over approximately 100% of their after tax proceeds in connection with the transaction into shares of the combined company’s common stock. These shares will be subject to a 12-month lock-up period, which will more closely align the interests of management and the combined company’s stockholders.

WHAT HAPPENS IF THE PROPOSED TRANSACTION IS NOT APPROVED?

The potential risks are substantial for all stockholders and may include:

●	Potential continued declines in net income, which could adversely affect dividends paid by MCC as a standalone company going forward;

●	Continued greater valuation discount associated with status quo;

●	MCC ratings downgrade;

●	Increased standalone credit risk compared to the combined company; and

●	Standalone business that is less efficient than the combined company.

HOW DO I VOTE?

You can vote “FOR” the merger of Sierra, MCC and MDLY by authorizing your proxy by telephone or through Internet or by filling out, signing and dating the enclosed voting instruction form and returning it in the postage-paid envelope provided. If you have any questions, or need assistance with the voting of your shares, please contact our proxy solicitor, Alliance Advisors, at 1-855-643-7309, Monday through Friday between 9 a.m. and 10 p.m. and Saturday between 10 a.m. and 6 p.m. Eastern Time.

If you have any questions about the transaction, please feel free to call me or Medley’s investor relations contact at 212-759-0777.

Your vote is very important.

Regards,

Brook Taube

Chief Executive Officer

Medley Capital Corp.

DISCLAIMER

No Offer or Solicitation

The information in this communication is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Information and Where to Find It

In connection with the proposed transactions, Sierra Income Corporation (“Sierra”) has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form N-14 that includes a joint proxy statement and constitutes a prospectus (collectively, the “Joint Proxy Statement/Prospectus”) of Sierra, Medley Capital Corporation (“MCC”), and Medley Management Inc. (“MDLY”). The Joint Proxy Statement/Prospectus, as applicable, was first being mailed or otherwise delivered to stockholders of Sierra, MCC, and MDLY on or about December 21, 2018. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT SIERRA, MCC, AND MDLY, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and security holders can obtain the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Sierra, MCC, and MDLY, free of charge, from the SEC’s web site at www.sec.gov and from Sierra’s website (www.sierraincomecorp.com), MCC’s website (www.medleycapitalcorp.com), or MDLY’s website (www.mdly.com). Investors and security holders may also obtain free copies of the Joint Proxy Statement/Prospectus and other documents filed with the SEC from Sierra, MCC, or MDLY by contacting Sam Anderson, Medley’s Investor Relations contact, at 212-759-0777.

Participants in the Solicitation

Sierra, MCC, and MDLY and their respective directors, executive officers, other members of their management, employees and other persons may be deemed to be participants in the solicitation of proxies in connection with the proposed transactions. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Sierra, MCC, and MDLY stockholders in connection with the proposed transactions is set forth in the Joint Proxy Statement/Prospectus filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Joint Proxy Statement/Prospectus and in other relevant materials that may be to be filed with the SEC. These documents may be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements, including statements regarding the proposed transactions. Such forward-looking statements reflect current views with respect to future events and financial performance, and each of Sierra, MCC and MDLY may make related oral forward-looking statements on or following the date hereof. Statements that include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this material or similar oral statements for purposes of the U.S. federal securities laws or otherwise. Because forward-looking statements, such as the date that the parties expect the proposed transactions to be completed and the expectation that the proposed transactions will provide improved liquidity for Sierra, MCC, and MDLY stockholders and will be accretive to net investment income for both Sierra and MCC, include risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in each of Sierra’s, MCC’s and MDLY’s filings with the SEC, and (i) the satisfaction or waiver of closing conditions relating to the proposed transactions described herein, including, but not limited to, the requisite approvals of the stockholders of each of Sierra, MCC, and MDLY, Sierra successfully taking all actions reasonably required with respect to certain outstanding indebtedness of MCC and MDLY to prevent any material adverse effect relating thereto, certain required approvals of the SEC and the Small Business Administration, the necessary consents of certain third-party advisory clients of MDLY, and any applicable waiting period (and any extension thereof) applicable to the transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated, (ii) the parties’ ability to successfully consummate the proposed transactions, and the timing thereof, and (iii) the possibility that competing offers or acquisition proposals related to the proposed transactions will be made and, if made, could be successful. Additional risks and uncertainties specific to Sierra, MCC and MDLY include, but are not limited to, (i) the costs and expenses that Sierra, MCC and MDLY have, and may incur, in connection with the proposed transactions (whether or not they are consummated), (ii) the impact that any litigation relating to the proposed transactions may have on any of Sierra, MCC and MDLY, (iii) that projections with respect to dividends may prove to be incorrect, (iv) Sierra’s ability to invest our portfolio of cash in a timely manner following the closing of the proposed transactions, (v) the market performance of the combined portfolio, (vi) the ability of portfolio companies to pay interest and principal in the future; (vii) the ability of MDLY to grow its fee earning assets under management; (viii) whether Sierra, as the surviving company, will trade with more volume and perform better than MCC and MDLY prior to the proposed transactions; and (ix) negative effects of entering into the proposed transactions on the trading volume and market price of the MCC’s or MDLY’s common stock.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in each of Sierra’s, MCC’s and MDLY’s filings with the SEC, including the Joint Proxy Statement/Prospectus relating to the proposed transactions, and in the “Risk Factors” sections of each of Sierra’s, MCC’s and MDLY’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. The forward- looking statements in this communication represent Sierra’s, MCC’s and MDLY’s views as of the date of hereof. Sierra, MCC and MDLY anticipate that subsequent events and developments will cause their views to change. However, while they may elect to update these forward-looking statements at some point in the future, none of Sierra, MCC or MDLY have the current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing Sierra’s, MCC’s or MDLY’s views as of any date subsequent to the date of this material.

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